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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES

A.       DOMESTIC SUBSIDIARIES


    Name                                                            Jurisdiction of
                                                                        Incorporation
(1)      The Simmons Manufacturing Co., LLC                             Delaware
(2)      Simmons Contract Sales, LLC                                    Delaware
(3)      World of Sleep Outlets, LLC                                    Delaware
(4)      Windsor Bedding Co., LLC                                       Delaware
(5)      Dreamwell, Ltd.                                                Nevada
(6)      Simmons Capital Management, LLC                                Nevada
(7)      SC Holdings, Inc.                                              Delaware
(8)      Sleep Country USA, Inc.                                        Delaware


A.       FOREIGN SUBSIDIARIES

    Name                                                            Jurisdiction of
                                                                        Incorporation
(1)      Simmons Caribbean Bedding, Inc.                                Puerto Rico
(2)      Revezbien Establishment                                        Liechtenstein
(3)      Simmons I.P., Inc.                                             Ontario
(4)      Simmons International Limited                                  Bahamas
(5)      Simmons Juvenile Company, LLC                                  Delaware
